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                        SPONSORED LABORATORY STUDY AGREEMENT

       THIS Agreement is made this 7th day of July, 1997, between The University of Texas M.D. Anderson Cancer Center, 1515 Holcombe Boulevard, Houston, Texas 77030 ("Institution"), a component of The University of Texas System ("System"), and IDT, Inc., 2275 Swallow Hill Road, Building 2500, Pittsburgh, PA 15220 ("Sponsor"), to conduct a laboratory study and evaluation ("Study"). Institutional and Sponsor agree as follows:

                                    1. PROTOCOL

1.1 Institution agrees to use its best efforts to conduct the Study, as an independent contractor in accordance with Institutional policy, applicable laws and regulations and Project, "Pre-Clinical Studies for Phase I/II Trial of a Thermochemotherapy Hemi-Perfusion of Patients with Pelvic or Lower Extremity Recurrences" as described in Exhibit A attached hereto and incorporated herein. The Study will be supervised by Stephen
       P. Tomasovic, Ph.D., ("Principal Investigator"), at Institution, with assistance from associates and colleagues as required.

1.2 Sponsor agrees to engage the services of Institution to conduct the Study and further agrees to provide to Institution the long-term loan of a Biologic-HT System and System ($250,000 retail) and the HT Disposable Kits for the pig perfusions ($6,000 per kit retail) at no cost for the conduct of the Study.

                                      2. AWARD

2.1 In consideration for performance of the Study by Institution, Sponsor shall pay Institution Nine Thousand Five Hundred Twelve and 50/100 Dollars (9,512.50) for Study expenses and other related costs. This amount, shown by approximate category of expense in Exhibit B attached hereto for information only, is payable within thirty (30) days of the date herein above.

                                      3. TERM

3.1 This Agreement shall continue in force until the earlier of completion of the Study as mutually agreed upon by the parties or within two (2) months of delivery of the System; provided, however, that either party may terminate the Agreement by giving thirty (30) days advance notice to the other.

3.2 Upon early termination of this Agreement, Sponsor shall be liable for all reasonable costs incurred or obligated by Institution at the time of such termination, subject to the

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       maximum amount specified in Article 2.  Sponsor shall pay Institution for such costs within thirty (30) days of receipt of an invoice for same.

3.3 Upon termination of this Agreement, Institution shall return Sponsor's materials and equipment to Sponsor.

                                 4. INDEMNIFICATION

4.1 Institution shall, to the extent authorized under the Constitution and laws of the State to Texas, indemnify and hold Sponsor harmless from liability resulting from the negligent acts or omissions of Institution, its agents or employees pertaining to the activities to be carried out pursuant to the obligations of the Agreement; provided, however, that Institution shall not hold Sponsor harmless from claims arising out of the negligence or willful malfeasance of Sponsor, its officers, agents, or employees, or any person or entity not subject to Institution's supervision or control.

4.2 Sponsor shall indemnify and hold harmless System, Institution, their Regents, officers, agents and employees from any liability or loss resulting from judgments or claim against them arising out of the activities to be carried out pursuant to the obligation of this Agreement, including but not limited to the use by Sponsor of the results of the Study; provided, however, that the follow is excluded from Sponsor's obligation to indemnify and hold harmless:

       a. the negligent failure of Institution to comply with any applicable governmental requirements or to adhere to the terms of the Protocol; or

       b. the negligence or willful malfeasance by a Regent, officer, agent or employee of Institution or System.

                         5. PUBLICATION AND CONFIDENTIALITY

5.1 The parties reserve the right to publish or otherwise make public the data resulting from the Study. The party so wishing to publish or make public shall submit any such manuscript or release to the other party for comment thirty (30) days prior to publication or release.

5.2 Except as otherwise required by law or regulatior4 neither party shall release or distribute any materials or information containing the name of the other party or any of its employees without prior written approval by an authorized representative of the non-releasing party, but such approval shall not be unreasonably withheld.

       IDT anticipates press releases when appropriate and will submit them for review prior to release.

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5.3    Each party shall hold in confidence for three (3) years after the termination of this Agreement any confidential information identified as confidential and obtained from the other parry during the course of this Study. Nothing herein, however, shall prevent Institution or any other component of System from using any information generated hereunder for ordinary research and educational purposes of a university.

                                     6. GENERAL

6.1 This Agreement, including the attached Exhibit A and B, constitutes the entire and only Agreement between the parties relating to the Study, and all prior negotiations, representations, agreements, and understandings are superseded hereby. No agreements altering or supplementing the terms hereof including the exhibits attached hereto, may be made except by a written document signed by the duly authorized representatives of the parties.

6.2 Any conflicts between the Protocol and this Agreement are controlled by this Agreement.

6.3 This Agreement shall be construed and enforced in accordance with the laws of the State of Texas.

6.4 This Agreement anticipates educational training and may involve health science postgraduates and other students of the Institution.


              IN WITNESS WHEREOF, Institution and Sponsor hereby enter into this
       Agreement, effective as of the date       set forth above, and execute
       two (2) original counterparts.

IDT, Inc.                                 The University of Texas
                                          M.D. Anderson Cancer Center

By:  Glenn Keeling /s/                    By:    Donna S. Gilberg  /s/
   -------------------                       --------------------------
       Glenn Keeling                             Donna S. Gilberg, CPA
       President                                 Manager, Sponsored Programs

Date:    7/8/97                           Date:    7/2/97
     ----------------                          -------------------------
                                          I have read this agreement and
                                          understand my obligation hereunder.

                                          By:    Stephen P. Tomasovic  /s/
                                             ---------------------------
                                                 Stephen P. Tomasovic, Ph.D.
                                                 Principal Investigator

                                          Make Payment to:

                                          The University of Texas

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                                          M.D. Anderson Cancer Center
                                          Attn: Donna S. Gilberg, CPA
                                          Manager, Sponsored Programs
                                          P.O. Box 297402
                                          Houston, TX  77297

                                          Tax I.D. 74 6001118A1

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                                      EXHIBIT B

                        SPONSORED LABORATORY STUDY AGREEMENT

                                      BETWEEN

                THE UNIVERSITY OF TEXAS M.D. ANDERSON CANCER CENTER

                                        AND
                                     IDT, INC.

 "PRE-CLINICAL STUDIES FOR PHASE I/II TRIAL OF A THERMOCHEMOTHERAPY
     HEMI-PERFUSION OF PATIENTS WITH PELVIC OR LOWER EXTREMITY
                               RECURRENCES'"


The approximate distribution of expenses related to the Study described in the covering Agreement is as follows:

Charges Per Pig
       Pig cost                           $  250.00
       Operating room time (4 h)             125.00
       Gas anesthesia                        125.00
       Disposables                           170.00
       Euthanasia & disposal                  30.00
       Tc-99m                                 25.00
       Ultra Tag kit                          36.00

       Total Estimated Cost Per Pig       $  761.00

       Total Direct Costs (10 pigs)       $7,610.00
       Indirect Costs (@ 25%)             $1,902.50

       Total Costs                        $9,512.50


These expenses are provided for information only. Institution reserves the right to modify the distribution of such expenses as necessary in the circumstances, provided that the stipulated total cost of $9,512.50 is not exceeded.